SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 21, 2007
Date of earliest event reported: November 16, 2007

ADCARE HEALTH SYSTEMS, INC.
(Exact Name of Registrant as specified in its Charter)

Ohio	333-131542
(State of Other Jurisdiction	(Commission file Number)
of Incorporation)

31-1332119
(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio 45502-9032
(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code
(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01. Other Information.

The Board of Directors recognizes that AdCare Health Systems, Inc. (the “Company”), is dependent on its management team and directors and the loss of any of these individuals would harm our business. The Compensation Committee of the Board has reported that, based on information that they have gathered, management has historically been under compensated and owns less stock than would be ideal. In addition the directors have historically served on the Company’s board without compensation.

Therefore, to improve likelihood of retention of the management team and to recognize the past service of the directors, on November 16, 2007, the Board of Directors of the Company authorized the issuance of the following Warrants to the following officers and directors:

Name	Number of Warrants

David A. Tenwick	472,832
Gary L. Wade	254,330
J. Michael Williams	222,314
Scott Cunningham	8,800
Andy Wade	13,638
Jacqueline N. Potter	8,000
Sharon L. Reynolds	7,600
Kimberlee A. Henry	8,000
Carol Groeber	7,600
Peter Hackett	4,000
Jeffrey L. Levine	14,000
Lawrence E. Sturtz	43,840
Clarence Peterson	15,506
Phillip S. Radcliffe	22,250

The warrants are immediately exercisable and will remain exercisable for a period of 10 years. Each warrant entitles the holder to purchase shares of AdCare’s common stock equal to the closing price on November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 21, 2007

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Scott Cunningham

Name: Scott Cunningham

Title: Chief Financial Officer